EXHIBIT  B
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                           [Form of Right Certificate]


Certificate No. R-                                           ____________ Rights


NOT EXERCISABLE AFTER SEPTEMBER 23, 1998 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.02 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID]. (THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID UNDER CERTAIN CIRCUMSTANCES AS SPECIFIED IN SECTION 7(6) OF THE RIGHTS AGREEMENT.]


                                Right Certificate

                               PERINI CORPORATION


This certifies that ___________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Shareholder Rights Agreement dated as of September 23, 1988, as amended as of May 17, 1990 (the "Rights Agreement") between Perini Corporation, a Massachusetts corporation (the "Company"), and The First National Bank of Boston (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the close of business on September 23, 1998 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a share of a fully paid, non-assessable share of the Series A Junior Participating Cumulative Preferred Stock (the "Preferred Stock") of the Company, at a purchase price of $________ per one one-hundredth of a share (the "Exercise Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and the related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of September 23, 1988, based on the Preferred Stock as constituted at such date.

     Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement),
(ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became a Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     As provided in the Rights Agreement, the Exercise Price and the number of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal offices of the Company and the Rights Agent and are also available upon written request to the Company or the Rights Agent.

     This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Board of Directors of the Company at its option at a redemption price of $0.02 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors).

     No fractional shares of stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock, Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

[Corporate Seal]                                 PERINI CORPORATION

Attested:                                        By___________________________
                                                    Name:
                                                    Title: [Chairman, President
By________________________                                  or Vice President]
[Clerk or Assistant Clerk]


Countersigned:                                   _____________________________
                                                    Name:
THE FIRST NATIONAL BANK OF                          Title: [Treasurer or
  BOSTON, as Rights Agent                                   Assistant Treasurer]


--------------------------
Authorized Signature


                   [Form of Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT


FOR VALUE RECEIVED_____________________________________________
hereby sells, assigns and transfers unto
---------------------------------------------------------------
(Please print name and address of transferee)
---------------------------------------------------------------
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: _______________, 19__

                                                 ----------------------------
                                                 Signature


Signature Guaranteed:________________________


                                   CERTIFICATE
                                   -----------

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Right Certificate ____ are _____ are not being transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, the undersigned ___ did ___ did not directly or indirectly acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _____________, 19__                  _____________________________
                                            Signature



                                     NOTICE
                                     ------


         The  signature  to  the  foregoing   Assignment  and  Certificate  must
correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.



                          FORM OF ELECTION TO PURCHASE
                          ----------------------------

                      (To be executed if holder desires to
                        exercise the Right Certificate.)

To PERINI CORPORATION:

     The undersigned hereby irrevocably elects to exercise ____________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number: ___________________________________

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                         (Please print name and address)

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     If such  number of Rights  shall not be all the  Rights  evidenced  by this
Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number:____________________________________

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                         (Please print name and address)
----------------------------------------------------------------

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Dated: ______________, 19__
                                                 -----------------------------
                                                 Signature

Signature Guaranteed:_______________________



                                   CERTIFICATE
                                   -----------


     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Right Certificate ____ are ____ are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

     (2) after due inquiry and to the best knowledge of the undersigned, the undersigned ____ did ____ did not directly or indirectly acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:_________________, 19__                    _____________________________
                                                 Signature



                                     NOTICE
                                     ------

     The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.